Exhibit 99.1

Investor Contact:	Tripp Sullivan	Media Contact:	Adam Mittelberg
	SCR Partners		(615) 587-7728
	(615) 760-1104		Mediarequest@contactAAC.com
IR@contactAAC.com

AAC Holdings Provides Comments on California Legal Case and Preview of Third Quarter 2015 Operations

BRENTWOOD, Tenn. – (August 20, 2015) AAC Holdings, Inc. (NYSE: AAC), will provide comments on its legal case in California and a preview of operating results to date for the third quarter ending September 30, 2015 on a conference call today at 5:30 p.m. ET.

On the call, the Company will provide commentary on:

•	Substance Abuse and Mental Health Services Administration (SAMHSA) statistics it has previously made available that provide data on the incidence of deaths in the Company’s facilities from 2011 to 2015 that are 10 times lower than the addiction treatment industry average

•	The Company’s plan to engage third-party industry experts to independently review and assess its admission procedures, operating policies and procedures, and its clinical care

•	Timeline of disclosures from 2013 to 2015 concerning the California case

•	Creation of a website, www.aacthetruth.com, with directions on how to request a copy of the coroner’s report relating to the California case

The Company will also discuss the following third quarter operating trends:

•	New admissions through August 15, 2015 are 932, up 5% from the comparable first 45 days of the second quarter of 2015

•	Average daily residential census through August 15, 2015 is 545 compared with 539 in the second quarter of 2015

•	Outpatient visits through August 15, 2015 are 1,670, up 47% from the comparable first 45 days of the second quarter of 2015

•	Bed count for the third quarter to date is 663 compared with 587 in the second quarter of 2015

•	The acquisition of 76-bed The Oxford Centre in Etta, Mississippi and three outpatient facilities for $35 million was completed on August 10, 2015, and the Company disclosed it will pursue a significant expansion at this facility over the next 18 months

•	Construction of the Company’s lab expansion in Brentwood, Tennessee is completed and expected to begin processing samples by the end of the week

•	Construction of the Company’s 162-bed River Oaks facility outside Tampa is completed, and the Company is applying for its license; the facility is on track for an opening in the fourth quarter of 2015

“The strong pace of our mid-third quarter operating metrics demonstrates that we remain well-positioned for growth,” noted Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings. “Every day, our more than 1,000 employees come to work with one goal in mind – to help people suffering from addiction. We remain steadfast in our mission to combine exceptional clinical care with premium facilities to provide effective treatment solutions for those suffering from addiction and co-occurring mental health disorders.”

Update Conference Call

The Company will host a conference call and live audio webcast, both open for the general public to hear, today at 5:30 p.m. ET. The number to call for this interactive teleconference is (412) 542-4144. A replay of the conference call will be available one hour after the call through August 27, 2015, by dialing (412) 317-0088 and entering the replay access code: 10071277.

The live audio webcast of the Company’s conference call will also be available online in the Investor Relations section of the Company’s website at www.americanaddictioncenters.com through October 19, 2015.

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient substance abuse treatment services. We treat adults as well as adolescents who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. We operate 16 substance abuse treatment facilities and one mental health facility specializing in binge eating disorders. Located throughout the United States, these facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.com or follow us on Twitter @AAC_Tweet.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning AAC Holdings, Inc.’s (collectively with its subsidiaries; “Holdings” or the “Company”) possible or assumed future results of operations, including descriptions of Holdings’ revenues, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements. These risks, uncertainties and other factors include, without limitation: (i) our inability to operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors for inpatient and outpatient services and point of care and definitive lab testing; (iv) our failure to successfully achieve growth through acquisitions and de novo expansions; (v) uncertainties regarding the timing of the closing of pending acquisitions; (vi) our failure to achieve anticipated financial results from contemplated acquisitions; (vii) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the acquisitions; (viii) a disruption in our ability to perform definitive drug testing services; (ix) maintaining compliance with applicable regulatory authorities, licensure and permits to operate our facilities and lab; (x) a disruption in our business related to the recent indictment of certain of our subsidiaries and current and former employees; (xi) our inability to integrate newly acquired facilities; and (xii) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure you that the forward-looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward looking statements.

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